EXHIBIT 23.1

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cairn Energy USA, Inc. for the registration of 2,623,260 shares of its common stock, and to the incorporation by reference therein of our report dated February 17, 1995, with respect to the consolidated financial statements of Cairn Energy USA, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP

          Dallas, Texas
          May 8, 1995
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